SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   August 7, 2009

 Feel Golf Co., Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

California	000-26777	77-0532590
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1354-T Dayton St.
Salinas, CA 93901
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(831) 422-9300
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On August 7, 2009 Board of Directors of the Registrant received notification that Moore & Associates Chartered, its independent registered public account firm has ceased its business operations as of August 7, 2009 and therefore,  effective August 7, 2009, Moore & Associates Chartered resigned as the Company’s independent registered public accounting firm.  On the same date, August 7, 2009 the accounting firm of Seale and Beers, CPAs was engaged as the Registrant’s new independent registered public account firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the disengagement of Moore & Associates Chartered and the engagement of Seale and Beers, CPAs as its independent auditor. None of the reports of Moore & Associates Chartered on the Company's financial statements for either of the past two years and any subsequent interim period  through August 7, 2009 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the fiscal year ended December 31, 2008, a going concern qualification in the registrant's audited financial statements.

During the registrant's two most recent fiscal years and any subsequent interim periods through the date of resignation on August 7, 2009, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting  principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

In addition, on August 27, 2009, the Public Company Accounting Oversight Board (“PCAOB”) revoked the registration of Moore because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a board investigation.

On September 2, 2009, the Company concluded that it would need to re-audit previously-issued financial statements included in the Company’s Annual Report on Form 10-K for the years ended December 31, 2007 and December 31, 2008.  The financial statements for the years ended December 31, 2007 and December 31, 2008 will be re-audited due to the fact that such financial statements were audited by Moore & Company and, due to the revocation of Moore’s registration, these filings should not be relied upon. At this time the Company does not expect there to be any material changes to the financial statements included in the Company’s annual report on Form 10-K as a result of the re-audit.

The registrant has requested that Moore and Associates, Chartered furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The Company is unable to obtain an amended Exhibit 16 letter for this amended Form 8-K.

On September 18, 2009 Board of Directors of the Company dismissed Seale and Beers, CPA as its independent accountant.  On the same date the accounting firm of Farber Hass Hurley LLP was engaged as the Company’s new independent registered public accounting firm. The Board of Directors of the Company approved of the dismissal of Seale and Beers, CPAs and the appointment of Farber Hass Hurley LLP as its independent auditor.

From the date of their appointment on August 27, 2009 through the date of  dismissal on September 18, 2009, there were no disagreements with Seale & Beers, CPA whether or not resolved, on any matter of accounting  principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Seale & Beers, CPA’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.  Seale & Beers, CPAs performed a review of our Form 10Q for the quarter ended June 30, 2009. Seale & Beers, CPAs did not report on any of the Company's financial statements from August 27, 2009 through September 18, 2009 which contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

b) On September 18, 2009 the Company engaged Farber Hass Hurley LLP as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Farber Hass Hurley  LLP regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

16.1 Letter of Seale & Beers, CPA dated September 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Feel Golf Co., Inc.
Date: September 29, 2009	/s/ Lee Miller
By: Lee Miller
Chief Executive Officer Interim Chief Financial Officer

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